Your Vote Counts! 1STDIBS.COM, INC. 51 ASTOR PLACE, 3RD FLOOR NEW YORK, NY 10003 1STDIBS.COM, INC. 2022 Annual Meeting of Stockholders Vote by May 11, 2022 11:59 PM ET You invested in 1stdibs.com, Inc. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting of Stockholders. This is an important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 12, 2022. Vote Virtually at the Meeting* May 12, 2022 11:00 AM EDT Virtually at: www.virtualshareholdermeeting.com/DIBS2022 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D74877-P71652 Get informed before you vote View the Annual Report and Notice and Proxy Statement online OR you can request a free paper or email copy of the materials prior to April 28, 2022. If you would like to request a copy of the materials for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639, or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy of the materials.

THIS IS NOT A VOTABLE BALLOT This is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information about the proposals being presented at the upcoming Annual Meeting of Stockholders. Please follow the instructions on the reverse side to access and review the proxy materials before voting. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D74878-P71652 1. The election of two Class I directors to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Nominees: 1b. Paula J. Volent 2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. 1a. David S. Rosenblatt NOTE: In their discretion, each of the proxies is authorized to vote upon and to transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. For For For